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                                                                  EXHIBIT 12

                               WASTE MANAGEMENT, INC.

                 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (IN THOUSANDS, EXCEPT RATIOS)
                                    (UNAUDITED)

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                                                   Six Months Ended June 30,
                                                   -------------------------
                                                      1998           1997
                                                    --------       --------
Income before income taxes                          $413,450       $243,159
                                                    --------       --------
Fixed charges deducted from income:
  Interest expense                                    91,161         41,272
  Implicit interest in rents                           4,540          3,158
                                                    --------       --------
                                                      95,701         44,430
                                                    --------       --------
     Earnings available for fixed charges           $509,151       $287,589
                                                    --------       --------
                                                    --------       --------

Interest expense                                    $ 91,161       $ 41,272
Capitalized interest                                  14,261         11,674
Implicit interest in rents                             4,540          3,158
                                                    --------       --------
     Total fixed charges                            $109,962       $ 56,104
                                                    --------       --------
                                                    --------       --------
     Ratio of earnings to fixed charges                  4.6x           5.1x
                                                    --------       --------
                                                    --------       --------
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